Exhibit 99.1

WAVES CONSULTING GROUP, INC.
INDEX TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003 AND FEBRUARY 19, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2002

Pages
INDEX	1
INDEPENDENT AUDITORS’ REPORT	2
FINANCIAL STATEMENTS:
Balance Sheets	3-4
Statements of Income and Accumulated Deficit	5
Statements of Cash Flows	6-7
Notes to Financial Statements	8-11

Board of Directors
Waves Consulting Group, Inc.
Charlotte, North Carolina

INDEPENDENT AUDITORS’ REPORT

     We have audited the accompanying balance sheets of Waves Consulting Group, Inc. as of December 31, 2003 and February 19, 2002 (Date of Inception) to December 31, 2002, and the related statements of income and retained earnings and cash flows for the periods then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Waves Consulting Group, Inc. as of December 31, 2003 and February 19, 2002 (Date of Inception) to December 31, 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has negative working capital, negative operating cash flow and net stockholders# deficit, which raise substantial doubt about its ability to continue as a going concern. Management#s plans regarding those matters also are included in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

May 5, 2004
Charlotte, North Carolina

WAVES CONSULTING GROUP, INC.
BALANCE SHEETS
DECEMBER 31, 2003 AND
FEBRUARY 19, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2002

	2003	2002
ASSETS

CURRENT ASSETS:
Cash	$2,923	$11,603
Accounts receivable	113,313	—
Accounts receivable – related party	29,881	—
Inventory	7,457	—

Total current assets	153,574	11,603

PROPERTY, PLANT AND EQUIPMENT:
Trucks	120,747	—
Office furniture and equipment	25,789	19,789

	146,536	19,789

Less accumulated depreciation	19,042	4,970

	127,494	14,819

	$281,068	$26,422

	2003	2002
LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$20,633	$—
Notes payable – stockholder	109,024	55,876
Accounts payable	30,881	4,915
Accounts payable – stockholder	36,253	—
Accrued and withheld taxes	9,524	5,036
Accrued expenses	6,569	2,723

Total current liabilities	212,884	68,550

LONG-TERM DEBT - less current portion	90,332	—

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDER’S EQUITY:
Common stock, $0.001 par value, 10,000,000 shares authorized; 4,000,000 shares issued and outstanding	4,000	4,000
Accumulated deficit	(26,148)	(46,128)

	(22,148)	(42,128)

	$281,068	$26,422

WAVES CONSULTING GROUP, INC.
STATEMENTS OF INCOME AND ACCUMULATED DEFICIT
YEARS ENDED DECEMBER 31, 2003 AND
FEBRUARY 19, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2002

	2003	2002
REVENUES:
Net sales	$1,257,876	$241,755

	1,257,876	241,755

COST AND EXPENSES:
Cost of sales	824,918	210,916
Operating expenses	373,835	70,497
Interest expense	10,108	1,500
Depreciation expense	14,072	4,970
Bad debt expense	14,963	—

	1,237,896	287,883

NET INCOME (LOSS)	19,980	(46,128)

ACCUMULATED DEFICIT - beginning of year	(46,128)	—

ACCUMULATED DEFICIT - end of year	$(26,148)	$(46,128)

WAVES CONSULTING GROUP, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2003 AND
FEBRUARY 19, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2002

	2003	2002
Cash flows from operating activities:
Cash received from customers	$1,305,132	$241,755
Cash paid to suppliers and employees	(1,341,070)	(268,739)
Interest paid	(10,108)	(1,500)

Net cash used in operating activities	(46,046)	(28,484)

Cash flows from investing activities:
Cash payments for the purchase of equipment	(126,747)	(19,789)

Net cash used in investing activities	(126,747)	(19,789)

Cash flows from financing activities:
Proceeds from stockholder loans	377,409	85,524
Payments on stockholder loans	(324,261)	(29,648)
Proceeds from issuance of common stock	—	4,000
Proceeds from issuance of long-term debt	116,747	—
Principal payments on long-term debt obligations	(5,782)	—

Net cash provided by financing activities	164,113	59,876

Net (decrease) increase in cash and cash equivalents	(8,680)	11,603

Cash and cash equivalents - beginning of year	11,603	—

Cash and cash equivalents - end of year	$2,923	$11,603

WAVES CONSULTING GROUP, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2003 AND
FEBRUARY 19, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2002
(continued)

	2003	2002
RECONCILIATION OF NET INCOME (LOSS) TO NET CASH USED IN OPERATING ACTIVITIES:

Net income (loss)	$19,980	$(46,128)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation	14,072	4,970
Changes in assets and liabilities:
Increase in accounts receivable	(143,194)	—
Increase in inventory	(7,457)	—
Increase in accounts payable	62,219	4,915
Increase in accrued expenses	8,334	7,076
Increase in interest payable	—	683

Net cash used in operating activities	$(46,046)	$(28,484)

WAVES CONSULTING GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003 AND
FEBRUARY 19, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2002

Note 1 — Subsequent Event:

     Effective January 2, 2004, Mobile Reach International, Inc. and Waves Consulting Group, Inc. (“the Company”) completed a share exchange agreement. All common stock of the Company was exchanged for an aggregate of 1,300,000 shares of common stock par value $0.001 of Mobile Reach International, Inc.

Note 2 — Going Concern:

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has used substantial amounts of working capital in its operations. In addition, at December 31, 2003, the Company’s current liabilities exceed current assets by $59,792. Further, the Company has an accumulated deficit of $26,630.

     In view of these matters, management has sought out additional investment sources to raise additional funds. However, no assurances can be given that the newly merged company will continue as a going concern without the successful completion of additional financing. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 — Summary of Significant Accounting Policies:

     The Company:

          Founded in 2002, the Company installs and services digital telecommunication and computer network systems throughout North America.

     Accounts Receivable:

          The Company extends credit to its customers in the normal course of business. Management provides for the possible inability to collect accounts receivable by booking an allowance for doubtful accounts as presented in Note 4.

     Research and development expenses:

          Research and development expenses are charged to expense when incurred.

     Inventory:

          Inventory is valued at the lower of cost (on a first-in, first-out basis) or market.

Note 3 — Summary of Significant Accounting Policies (continued):

     Property, plant, equipment, and depreciation:

          Property, plant and equipment are recorded at cost. Used furniture, fixtures, and office equipment are depreciated over useful lives of 3 years using the straight-line method. Transportation equipment is depreciated over estimated useful lives of 5 years using the straight-line method. New furniture, fixtures, and office equipment are depreciated over useful lives of 5 to 7 years using the straight-line method. Maintenance and repair costs are expensed when incurred. Gain or loss on dispositions is reflected in income.

     Income taxes:

          Deferred taxes are provided for temporary differences between the basis of the Company’s assets and liabilities for financial reporting and income tax purposes. As of December 31, 2003 and 2002, the Company had a deferred tax asset of approximately $9,651 and $10,402, respectively, resulting primarily from net operating loss carryforwards. As of December 31, 2003, the Company has a net operating loss carryforward of approximately $66,086, which begins to expire in 2017. The deferred tax asset has been fully offset by a valuation allowance due to the uncertainty of realizing future tax benefits.

          The Tax Reform act of 1986 contains provisions which limit the ability to utilize net operating losses, capital losses, and various tax credit carryforwards in the case of certain events, including significant changes in ownership interest. If the Company’s tax carryforwards are limited, and the Company has taxable income which exceeds the permissibly yearly net operating loss carryforward, the Company would incur a federal income tax liability even though these loss carryforwards would be available in future years.

     Cash flows:

          For the purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Use of Accounting Estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

     Fair Value of Financial Instruments:

          The Company’s financial instruments include cash, accounts receivable, accounts payable, accrued liabilities, credit facilities and long-term debt. The carrying amounts of these financial instruments approximate fair value due to their short maturities and variable rates of interest. The carrying amounts of long-term debt approximate their fair values based upon current rates available for similar types of instruments.

          The Company did not have any outstanding financial derivative instruments.

Note 4 — Accounts Receivable:

     At December 31, 2003 and 2002, accounts receivable consisted of the following:

	2003	2002
Trade	$128,275	$—
Less allowance for doubtful accounts	14,962	—

	$113,313	$—

Note 5 — Related Party Transactions and Notes Payable:

     During the year ended December 31, 2003, the Company realized revenues from Mobile Reach International, Inc. of $29,881 in sales. Of that amount, $29,881 was included in accounts receivable — related party at December 31, 2003. No sales occurred between the two companies during the year ended December 31, 2002.

     Notes payable – related party as of December 31, 2003 and 2002 consisted of cash advanced directly to the Company and debt owed on personal credit cards of a stockholder used by the Company for purchases. There are no payment terms on either the cash advances or the personal credit cards. For cash advances, interest is imputed using the prime rate. For the years ended December 31, 2003 and 2002, the prime rate was approximately 4.00 to 4.25 percent and 4.75 percent, respectively. For the credit card advances, the rate of 12.99 percent charged by the card lender was used for calculating any interest not already paid directly by the Company. During the years ended December 31, 2003 and 2002, interest imputed on these advances was $1,297 and $1,338, respectively.

     During the year ended December 31, 2003, a stockholder provided cash flow assistance by using personal credit cards for Company purchases. The Company would then pay the credit debt off as revenue was received from the related customers. The balance of purchases on these cards at December 31, 2003 was $36,253.

Note 6 — Long-Term Debt:

     Long-term debt at December 31, 2003 and 2002 consisted of the following:

	2003	2002
Notes payable dated August and October 2002, due in 60 monthly installments of $441, including interest of 6.98 percent; secured by vehicles costing $120,747	110,965	—

	110,965	—
Less current portion	20,633	—

	$90,332	$—

Note 6 — Long-Term Debt (continued):

     At December 31, 2003, long-term debt was due in aggregate annual installments as follows:

Year ending December 31,
2004	$20,633
2005	22,121
2006	23,716
2007	25,426
2008	19,069
Thereafter	—

$110,965

Note 7 — Capitalization:

     At December 31, 2003 and 2002, the Company had 4,000,000 shares of $0.001 par value common stock issued and outstanding. A total of 10,000,000 shares of such common stock were authorized. The Company also had 10,000,000 shares of undesignated preferred stock. As of December 31, 2003 and 2002, no shares of the Company’s preferred stock were issued or outstanding.

Note 8 — Other Matters:

     Commitments and Contingencies:

          In September 2003, the Company entered into an operating lease for office space for thirty-six months. Rental payments for the year ended December 31, 2003 were $2,400. Rental payments are due as follows:

Year ending December 31,
2004	$28,800
2005	28,800
2006	26,400
Thereafter	—

$84,000

     Concentrations:

          Sales to the Company’s top five customers totaled approximately $443,582, or 35 percent, for the year ended December 31, 2003, and $135,741, or 56 percent, for the year ended December 31, 2002.